                                                  EXHIBIT 99(d)(v)


                               AMENDED SCHEDULE A
                           TO INVESTMENT ADVISORY AND
                            ADMINISTRATION AGREEMENT
                         FOR SCHWAB ANNUITY PORTFOLIOS

Fund                                               Fund Effective Date
----                                               -------------------

Schwab Money Market Portfolio                           March 29, 1994

Schwab MarketTrack Growth Portfolio II                  August 4, 1996
(formerly Schwab Asset Director-High Growth
Portfolio)

Schwab S&P 500 Portfolio                                August 4, 1996


                                          SCHWAB ANNUITY PORTFOLIOS

                                          By:  /s/ Steven L. Scheid
                                              ---------------------------
                                          Name:  Steven L. Scheid
                                          Title: President and Trustee

                               CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.

                                          By:  /s/ William J. Klipp
                                              ---------------------------
                                          Name:  William J. Klipp
                                          Title: President and
                                                 Chief Operating Officer

                                   SCHEDULE B
                           TO INVESTMENT ADVISORY AND
                            ADMINISTRATION AGREEMENT
                         FOR SCHWAB ANNUITY PORTFOLIOS
                             AMENDED APRIL 30, 1999

      The Fees listed below are for services provided under this Agreement and are to be accrued daily and paid monthly in arrears:


FUND                                         FEE
----                                         ---
Schwab Money Market Portfolio                Thirty-eight one-hundredths of one
                                             percent (0.38%) of the Fund's
                                             average daily net assets not in
                                             excess of $1 billion, thirty-five
                                             one-hundredths of one percent
                                             (0.35%) of such net assets over $1
                                             billion and not in excess of $10
                                             billion, thirty-two one-hundredths
                                             of one percent (0.32%) of such net
                                             assets over $10 billion but not in
                                             excess of $20 billion, thirty
                                             one-hundredths of one percent
                                             (.30%) of such net assets over $20
                                             billion.

Schwab MarketTrack Growth Portfolio II       Fifty-four one-hundredths of one
(formerly Schwab Asset Director-High         percent (0.54%) of the Fund's
Growth Portfolio)                            average daily net assets not in
                                             excess of $500 million, forty-nine
                                             one-hundredths of one percent
                                             (0.49%) of such net assets over
                                             $500 million.

Schwab S&P 500 Portfolio                     Twenty one-hundredths of one
                                             percent (0.20%) of the Fund's
                                             average daily net assets not in
                                             excess of $500 million, seventeen
                                             one-hundredths of one percent
                                             (0.17%) of such net assets over
                                             $500 million.



                                          SCHWAB ANNUITY PORTFOLIOS

                                          By:  /s/ Steven L. Scheid
                                              ---------------------------
                                          Name:  Steven L. Scheid
                                          Title: President and Trustee

                               CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.

                                          By:  /s/ William J. Klipp
                                              ---------------------------
                                          Name:  William J. Klipp
                                          Title: President and
                                                 Chief Operating Officer

                                      B-1